Exhibit 4.1

Execution Version

REGAL REXNORD CORPORATION,
AS ISSUER,

THE GUARANTORS

(as defined herein),

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
AS TRUSTEE

INDENTURE
DATED AS OF JANUARY 24, 2023

6.050% SENIOR NOTES DUE 2026

6.050% SENIOR NOTES DUE 2028

6.300% SENIOR NOTES DUE 2030

6.400% SENIOR NOTES DUE 2033

CROSS-REFERENCE TABLE(1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED	SECTION OF INDENTURE
310(a)	7.09
310(b)	7.08 7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01 5.04
312(b)	5.04(c)
312(c)	5.04(c)
313(a)	5.03
313(b)	5.03
313(c)	5.03
313(d)	5.03
314(a)	5.02(b)
314(b)	Inapplicable
314(c)	9.03 12.06(b) 13.05
314(d)	Inapplicable
314(e)	13.05
314(f)	Inapplicable
315(a)	7.01
315(b)	6.14
315(c)	7.01
315(d)	7.01 7.02
315(e)	6.11 7.10(b)
316(a)	6.05 6.03 8.04
316(b)	6.07
316(c)	8.02
317(a)	6.08 6.09
317(b)	4.04
318(a)	13.07

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

i

EXHIBITS

Exhibit A	Form of Initial Note
Exhibit B	Form of Exchange Note
Exhibit C	Form of Regulation S Certificate
Exhibit D	Form of Supplemental Indenture for Guarantor

INDENTURE, dated as of January 24, 2023, between Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), the Guarantors (as defined herein), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the creation and issuance of (i) $1,100,000,000 principal amount of its 6.050% Senior Notes due 2026(the “2026 Notes”), (ii) $1,250,000,000 principal amount of its 6.050% Senior Notes due 2028 (the “2028 Notes”), (iii) $1,100,000,000 principal amount of its 6.300% Senior Notes due 2030 (the “2030 Notes”) and (iv) $1,250,000,000 principal amount of its 6.400% Senior Notes due 2033 (the “2033 Notes” and, together with the 2026 Notes, the 2028 Notes and the 2030 Notes, the “Initial Notes”, and the Initial Notes, together with any Exchange Notes (as defined herein) issued therefor as provided herein and any Additional Notes (as defined herein) issued in accordance with this Indenture, are referred to herein as the “Notes”).

WHEREAS, to provide for the issuance of the Notes, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, each of the Company and the Guarantors have duly authorized that this Indenture provides, among other things, for the authentication, delivery and administration of the Notes and Guarantees (as defined herein) issued on and after the date hereof; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders thereof, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions of Terms. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Notes” has the meaning provided in Section 2.01.

“Agent” means any Registrar, co-registrar, custodian, Paying Agent or additional paying agent.

“Agent Members” has the meaning provided in Section 2.09(a).

“Altra” means Altra Industrial Motion Corp., a Delaware corporation.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the present value of rent required to be paid by such Person under such lease during the remaining term thereof (without regard to any renewals or extensions), discounted at the rate of interest set forth or implicit in the terms of the lease. The present value of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authentication Order” has the meaning provided in Section 2.06(a).

“Bankruptcy Code” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means, with respect to any series of the Notes, that the Rating on such Notes is (i) lowered by at least two of the three Rating Agencies and (ii) such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the Rating of the Notes of such series is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes of such series below Investment Grade or (y) publicly announces that it is no longer considering such series of Notes for possible downgrade); provided that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in Rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, as to any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, such entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means, as to any Person, a copy of one or more resolutions, certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York, New York or the city where the Corporate Trust Office of the Trustee is located at such time are required or authorized by law to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person”(as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries, becomes the “beneficial owner”(as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction, which transaction shall not constitute a Change of Control; or

(4) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction. The Trustee shall have no duty or responsibility to monitor or determine whether a Change of Control Triggering Event occurs.

“Change of Control Offer” has the meaning provided in Section 3.03(a) hereof.

“Change of Control Payment Date” has the meaning provided in Section 3.03(b) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor replaces it and, thereafter, “Company” shall mean the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Notes.

“Company Order” means a written statement, request or order of the Company signed in its name by the president or any vice president of the Company.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any liabilities constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 190 S. LaSalle Street, 10th Floor, Chicago, IL 60603, Attention: Corporate Trust Services (Regal Rexnord Corporation), or such other address as the Trustee may designate from time to time by notice to the Holders, or the office of any successor Trustee designated from time to time by written notice to the Holders and the Company.

“Debt” means any indebtedness of any Person for money borrowed evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.04(c).

“Depositary” means, with respect to the Notes of any series issuable or issued in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.04 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series shall mean the Depositary with respect to the Global Notes of that series.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“Event of Default” means any event or condition specified as such in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means new Notes of a series containing terms substantially identical to the Initial Notes of such series (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, (ii) such Exchange Notes may omit terms with respect to the Special Mandatory Redemption, (iii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated and (iv) such Exchange Notes will bear different CUSIP numbers than the Initial Notes of such series), that are issued and exchanged for the Initial Notes of such series pursuant to the Exchange Offer.

“Exchange Offer” means an Exchange Offer as defined in the Registration Rights Agreement.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined: (1) indebtedness of the Company and its Subsidiaries incurred after the date of the Indenture and secured by Mortgages created or assumed pursuant to Section 4.06(b) hereof and (2) Attributable Debt of the Company and its Subsidiaries in respect of every Sale and Leaseback Transaction entered into after the date of the Indenture and pursuant to Section 4.07(b) hereof.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means generally accepted accounting principles in the United States which are in effect as of the date of this Indenture.

“Global Note” means a Note evidencing all or a part of a series of Notes, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.09.

“Government Securities” means direct obligations of, or obligations guaranteed by, The United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee by a Subsidiary of the Company’s obligations with respect to the Notes.

“Guaranteed Obligations” shall have the meaning set forth in Section 11.01.

“Guarantors” means each Subsidiary of the Company that executes this Indenture as a guarantor on the date hereof and each other Subsidiary of the Company that thereafter executes a supplemental indenture substantially in the form of Exhibit D attached hereto (with such additions, deletions or modifications the Company determines are permitted hereunder or are reasonably satisfactory to the Trustee) providing its Guarantee pursuant to the terms of this Indenture.

“Holder,” “Noteholder,” “holder of the Note” or other similar terms mean the Person in whose name such Note is registered in the Note Register kept by the Company for that purpose in accordance with the terms hereof.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both.

“Initial Notes” has the meaning provided in the recitals.

“Initial Purchaser Representative” means J.P. Morgan Securities LLC.

“Interest Payment Date” has the meaning provided in Section 2.03(b).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by Fitch or S&P (or their respective equivalents under any successor rating categories of either Fitch or S&P) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency.”

“Merger” means the merger of Aspen Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Altra pursuant to the Merger Agreement, with Altra surviving such merger as a subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of October 26, 2022, by and among the Company, Aspen Sub, Inc. and Altra (as it may be amended from time to time).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Register” has the meaning set forth in Section 2.09(a).

“Notes” has the meaning provided in the recitals.

“Obligations” means any principal, premium (if any), interest and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Subsidiaries (whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees (including the Guarantees) and other liabilities or amounts payable under the documentation governing any Debt or in respect thereof.

“Officer’s Certificate” means, with respect to the Company or any Guarantor, a certificate signed by the chair of the Board of Directors, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company or such Guarantor, as the case may be, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 13.05, if and to the extent required hereby.

“Opinion of Counsel” means an opinion in writing that is delivered to the Trustee signed by the general corporate counsel or such other legal counsel who may be an employee of or counsel to the Company or any Guarantor and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 13.05, if and to the extent required hereby.

“Original Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Outside Date” means April 26, 2024.

“Outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)            Notes, or portions thereof, for the payment or redemption of which moneys or Government Securities (or a combination thereof) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own paying agent); provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)            Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.13 (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company); and

(d)            Notes not deemed outstanding pursuant to Section 12.05.

“Par Call Date” means (i) February 15, 2026, with respect to the 2026 Notes, (ii) March 15, 2028, with respect to the 2028 Notes, (iii) December 15, 2029, with respect to the 2030 Notes, and (iv) January 15, 2033, with respect to the 2033 Notes.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include “and premium, if any.”

“Private Placement Legend” means the legend set forth in Section 2.09(e).

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing, or as an assembly plant or distribution facility, and, in each case, and located in the United States of America, owned or leased by the Company or any Subsidiary, other than any such building, structure or other facility or portion thereof or any such land or fixture (1) that is financed by obligations issued by a state, or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any successor of such provision), as in effect at the time of the issuance of such obligations, or (2) that, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole.

“QIB” means a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act.

“Rating” shall have the meaning set forth in Section 2.11(a).

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a Rating of the Notes publicly available for reasons outside of the Company’s control, any “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be, with respect to making a Rating of the Notes.

“Redemption Date,” when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” shall have the meaning set forth in Section 2.09(a).

“Registration Default” shall have the meaning given to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of January 24, 2023, among the Company, the Regal Guarantors (as defined therein) and the Initial Purchaser Representative, relating to the Initial Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Regular Record Date” means (i) with respect to the 2026 Notes and 2030 Notes, each February 1 and August 1, and (ii) with respect to the 2028 Notes and 2033 Notes, each April 1 and October 1.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit C.

“Regulation S Global Notes” means Global Notes substantially in the form set forth in Exhibit A which bear the Private Placement Legend applicable to Notes resold pursuant to Regulation S.

“Resale Restriction Termination Date” has the meaning provided in Section 2.09(e).

“Responsible Officer,” when used with respect to the Trustee (including in any of its other capacities hereunder), means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Sale and Leaseback Transaction” has the meaning provided in Section 4.07(a).

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Senior Credit Facilities” means debt facilities under the Second Amended and Restated Credit Agreement, dated as of March 28, 2022, among the Company, Land Newco, Inc., the subsidiary borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto, as amended, extended, renewed, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing such indebtedness.

“Special Mandatory Redemption” has the meaning provided in Section 3.02.

“Special Mandatory Redemption Date” has the meaning provided in Section 3.02.

“Special Mandatory Redemption Price” has the meaning provided in Section 3.02.

“Stated Maturity Date” has the meaning given to such term in Section 2.02.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among those two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” (except as otherwise provided in Sections 9.03) means the Trust Indenture Act as in force at the date as of which this Indenture was originally executed.

“Trustee” means U.S. Bank Trust Company, National Association and, subject to the provisions of Article VII, shall also include its successors and assigns and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean or include each such Person who is then a Trustee hereunder.

“U.S. Person” means any U.S. Person as defined in Regulation S.

“vice president,” when used with respect to the Company, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01     Designation and Principal Amount. The Notes are hereby authorized and are designated (i) the “6.050% Senior Notes due 2026,” (ii) the “6.050% Senior Notes due 2028,” (iii) the “6.300% Senior Notes due 2030” and (iv) the “6.400% Senior Notes due 2033,” respectively. Each series of Notes is unlimited in aggregate principal amount. (i) The 2026 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,100,000,000; (ii) the 2028 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,250,000,000; (iii) the 2030 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,100,000,000; and (iv) the 2033 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,250,000,000, each of which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.06 of this Indenture. In addition, the Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, create and issue additional Notes of any series ranking equally and ratably with the Notes of any series issued on the date hereof in all respects, so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof (other than the date of issuance and, under certain circumstances, the first Interest Payment Date and the date from which interest thereon will begin to accrue); provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number (any such additional Notes of any series are herein referred to as “Additional Notes”).

Section 2.02     Maturity. (i) The principal amount of the 2026 Notes shall be payable on February 15, 2026; (ii) the principal amount of the 2028 Notes shall be payable on April 15, 2028; (iii) the principal amount of the 2030 Notes shall be payable on February 15, 2030; and (iv) the principal amount of the 2033 Notes shall be payable on April 15, 2033 (each a “Stated Maturity Date”).

Section 2.03     Interest on the Notes.

(a)            (i) Interest on the 2026 Notes shall accrue at the rate of 6.050% per annum; (ii) interest on the 2028 Notes shall accrue at the rate of 6.050% per annum; (iii) interest on the 2030 Notes shall accrue at the rate of 6.300% per annum; and (iv) interest on the 2033 Notes shall accrue at the rate of 6.400% per annum. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each series of the Notes will bear interest from January 24, 2023 or from the immediately preceding Interest Payment Date to which interest has been paid.

(b)            (i) Interest on the 2026 Notes and 2030 Notes shall be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2023; and (ii) interest on the 2028 Notes and 2033 Notes shall be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2023. On each such date (each an “Interest Payment Date”), the Company will pay interest to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided that interest payable at any Stated Maturity Date or on a Redemption Date that is not an Interest Payment Date will be payable to the Holder to whom the principal is payable. Interest payable on a Redemption Date that is an Interest Payment Date will be payable to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding such Redemption Date. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

Section 2.04     Form and Payment.

(a)            The Notes of each series shall be issued as Global Notes, only in fully registered book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Initial Notes shall be substantially in the form of Exhibit A and the Exchange Notes shall be substantially in the form of Exhibit B (and any Additional Notes shall be substantially in the form of Exhibit A or Exhibit B, as applicable), in each case unless otherwise set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officer’s Certificate of the Company, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements (in addition to any required in accordance with this Section 2.04) placed thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officer executing such Notes, as evidenced by their execution of such Notes.

(b)            Payments of principal, premium, if any, and interest on the Global Notes representing the Notes of each series shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and shall be made to the Paying Agent, which in turn shall make payment to the Depositary with respect to the Notes of such series or its nominee. If a Stated Maturity Date or a Redemption Date for the Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

(c)            Any interest on a Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such holder of Notes; and such Defaulted Interest shall be paid to the Holders in whose names Notes of such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such Defaulted Interest) established by notice given by mail by or on behalf of the Company to the Holders of such Notes not less than 15 days preceding such subsequent record date.

(d)            The Global Notes representing the Notes of each series shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of the Depositary for such Global Note or the nominee of such Depositary. The Company initially appoints the Depository Trust Company, New York, New York as the Depositary. The Company initially appoints U.S. Bank Trust Company, National Association as custodian for the Depositary.

(e)            The Company initially appoints U.S. Bank Trust Company, National Association as Paying Agent for each series of Notes. The Company may appoint and change the Paying Agent without prior notice to Holders.

(f)            One or more Global Notes in definitive, fully registered form without interest coupons and bearing the Private Placement Legend, shall also be issued at the request of the Company, deposited with the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution.

Section 2.05     Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

Section 2.06     Authentication and Delivery of Notes. The Company may deliver Notes of any series executed by or on behalf of the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Notes to or upon the order of the Company (contained in the Authentication Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as specified by the Authentication Order. In authenticating the Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(a)            Company Order requesting such authentication and setting forth delivery instructions if the Notes are not to be delivered to the Company (an “Authentication Order”); and

(b)            an Officer’s Certificate of the Company and an Opinion of Counsel each stating in addition to the requirements of Section 13.05 that the form or forms and terms of the Notes have been established in conformity with this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith determines that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Notes, this Indenture or otherwise.

Each Note shall be dated the date of its authentication.

The Company shall execute and the Trustee shall, in accordance with this Section with respect to the Notes of a series, authenticate and deliver one or more Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.07     Execution of Securities. The Initial Notes and the Exchange Notes shall be signed on behalf of the Company by its chief executive officer, its principal financial officer, its president, any vice president, its treasurer or any assistant treasurer. Such signatures may be executed by electronic means or in the form of manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.08     Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.09     Transfers and Exchanges.

(a)            General. The Company will keep, or cause to be kept, at an office or agency designated for such the purpose (the “Registrar”) for each series of Notes a register or registers (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Notes of such series and the registration of transfer of Notes of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee. The office of the Registrar initially will be the Corporate Trust Office of the Trustee.

Upon due presentation for registration of transfer of any Note of any series at the offices of the Registrar, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of the same series, maturity date, interest rate and Original Issue Date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Notes of any series (except a Global Note) may be exchanged for a Note or Notes of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Notes to be exchanged at the offices of the Registrar, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and, upon request, the Trustee will deliver a certificate of disposition thereof to the Company.

All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or their attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Notes of any series for a period of 15 days next preceding the first mailing of notice of redemption of Notes of such series to be redeemed or (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

Except under the limited circumstances described below, Notes represented by a Global Note will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive registered form. Owners of beneficial interests in Global Notes, including members of, or participants in, the Depositary (“Agent Members”), shall not be considered holders thereof for any purpose under this Indenture. The rights of beneficial holders of such Global Notes shall be exercised only through the Depositary. Each of the Company, the Trustee (including in any of its other capacities hereunder), any Paying Agent and the Registrar shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding any other provision of this Section 2.09, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Notes of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Notes of such series or if at any time the Depositary for the Notes of a series shall no longer be eligible under this Section 2.09, the Company shall appoint a successor Depositary with respect to the Notes of such series. If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Notes of such series be represented by a Global Note shall no longer be effective and the Company will execute, and the Trustee, upon receipt of an Authentication Order and Officer’s Certificate for the authentication and delivery of definitive Notes of such series, will authenticate and deliver, Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing the Notes of such series, in exchange for such Global Note or Notes.

The Company may at any time and in its sole discretion determine that the Notes of any series issued in the form of one or more Global Notes shall no longer be represented by a Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of an Authentication Order and Officer’s Certificate for the authentication and delivery of definitive Notes of such series, will authenticate and deliver, Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes or Notes representing such series, in exchange for such Global Note or Notes.

The Depositary for such Global Note may surrender such Global Note in exchange in whole or in part for Notes of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)            to the Person specified by such Depositary a new Note or Notes of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and

(ii)            to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes authenticated and delivered pursuant to clause (i) above.

Upon the exchange in whole of a Global Note for Notes in definitive registered form, in authorized denominations, such Global Note shall be cancelled by the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 2.09 shall be registered in such names and in such authorized denominations as the Depositary for such Global Notes, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(b)            Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person. The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and,

(i)            if the Note to be transferred consists of Notes in definitive registered form, (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Registrar, the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an Opinion of Counsel, certifications and other information satisfactory to the Company and the Trustee, and

(ii)            if the proposed transferee is or is acting through an Agent Member, upon receipt by the Registrar, the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (i) above and (y) written instructions given in accordance with the procedures of the Registrar and of the Depositary whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Note in definitive registered form or the beneficial interest in the relevant Global Note to be transferred, and shall cancel the Note in definitive registered form or reflect on its books and records the date and a decrease the principal amount of the transferor Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

Through the Distribution Compliance Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the provisions of this Section 2.09(b).

(c)            Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and,

(i)            if the Note to be transferred consists of Notes in definitive registered form, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar, the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar, the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)            if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i) and written instructions given in accordance with the procedures of the Registrar and of the Depositary, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Note in definitive registered form or the beneficial interest in the relevant Global Note to be transferred, and shall cancel the Note in definitive registered form or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(d)            Transfers to IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to an IAI (excluding transfers to Non-U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and,

(i)            if the Note to be transferred consists of Notes in definitive registered form, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar, the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 501 of the Securities Act to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar, the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is an “accredited investor” within the meaning of Rule 501 of the Securities Act, and is aware that the sale to it is being made in reliance on Rule 501 of the Securities Act and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 501 of the Securities Act or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 501 of the Securities Act; and

(ii)            if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i) and written instructions given in accordance with the procedures of the Registrar and of the Depositary, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Note in definitive registered form or the beneficial interest in the relevant Global Note to be transferred, and shall cancel the Note in definitive registered form or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(e)            Private Placement Legend.

(i)            Except as permitted by the following paragraphs (ii) and (iii), each Note shall (x) be subject to the restrictions on transfer set forth in this Section 2.09 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) SUCH HOLDER IS NOT ACQUIRING OR HOLDING THIS SECURITY FOR OR ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF, (1) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (1) AND (2) ABOVE, PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)            Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar an Opinion of Counsel (which Opinion of Counsel is satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(iii)            Upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.06, the Trustee shall authenticate one or more Global Notes representing Exchange Notes of each series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes representing the Initial Notes accepted in the Exchange Offer issued in exchange for the applicable Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend. Initial Notes that remain outstanding after the consummation of an Exchange Offer and Exchange Notes issued in connection with an Exchange Offer shall be treated as a single class of Notes under this Indenture.

(f)            Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.09, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.09, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.09. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.09.

(g)            General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.09. The Company shall have the right to require the Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.10     Payment of Additional Interest.

(a)            Pursuant to and in accordance with the terms of the Registration Rights Agreement, upon the occurrence of a Registration Default, Holders of Notes will be entitled to the payment of additional interest on the Notes at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum of 0.50% per annum).

(b)            Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give written notice to the Trustee of the amount of any additional interest due on such Interest Payment Date. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such written notice, the Trustee may assume without any inquiry that no such additional interest is payable. The Trustee shall have no duty to calculate or verify the calculation of any additional interest that is payable as determined by the Company, nor any duty to monitor or investigate whether any additional interest is due.

Section 2.11     Interest Rate Adjustment.

(a)            The interest rate payable on each series of Notes will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to the Notes of a series (a “Rating”) or, if either Moody’s or S&P ceases to rate the Notes of that series or fails to make a Rating of the Notes of that series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P (a “Substitute Rating Agency”), downgrades (or subsequently upgrades), or discontinues, a Rating of the Notes of that series as set forth below.

(i)       If the Rating from Moody’s (or a Substitute Rating Agency therefor) applicable to the Notes of a series is decreased to a Rating set forth in the immediately following table, the interest rate on the Notes of such series will increase from those set forth in Section 2.03(a) by the percentage set forth in the following table opposite that Rating:

Rating	Percentage
Ba1	25 basis points
Ba2	50 basis points
Ba3	75 basis points
B1 or below	100 basis points

(ii)      If the Rating from S&P (or a Substitute Rating Agency therefor) applicable to the Notes of a series is decreased to a Rating set forth in the immediately following table, the interest rate on the Notes of such series will increase from those set forth in Section 2.03(a) by the percentage set forth in the following table opposite that Rating:

Rating	Percentage
BB	25 basis points
BB-	50 basis points
B+	75 basis points
B or below	100 basis points

(b)            For purposes of making adjustments to the interest rate on the Notes pursuant to Section 2.11(a), the following rules of interpretation will apply:

(i)       If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) subsequently increases its Rating applicable to the Notes of a series to any of the threshold Ratings set forth above, the interest rate on the Notes of such series will be decreased such that the interest rate for the Notes of such series equals the applicable interest rate set forth in Section 2.03(a) plus the percentage set forth opposite the Ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a Rating set forth in Section 2.11(a) above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for any series of the Notes be reduced to below the interest rate set forth for such series of Notes in Section 2.03(a) or (2) the total increase in the interest rate on any series of the Notes exceed 2.00% above the interest rate set forth for such series in Section 2.03(a) (in addition to any additional interest payable to holders of the Notes if the Company fails to complete the Exchange Offer pursuant to Section 2.10 hereof). If Moody’s (or a Substitute Rating Agency therefor) increases its Rating applicable to the Notes of such series to Baa2 or higher and S&P (or a Substitute Rating Agency therefor) increases its Rating applicable to the Notes of such series to BBB or higher (or one of these Ratings if the Notes are only rated by one rating agency), the interest rate on such series of Notes will remain at, or be decreased to, as the case may be, the interest rate for such series of the Notes set forth in Section 2.03(a) (and if one such upgrade occurs and the other does not, the interest rate on the Notes of such series will be decreased so that it does not reflect any increase attributable to the upgrading ratings agency), and no subsequent downgrades in a Rating shall result in an adjustment of the interest rates on the Notes of such series as provided herein.

(ii)      If at any time Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) ceases to provide a Rating of the Notes of a series for reasons outside of the Company’s control, the Company will use its commercially reasonable efforts to obtain a Rating of such series of Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a series pursuant to Section 2.11(a), (1) such Substitute Rating Agency will be substituted for the ratings agency which has since ceased to provide such Rating, (2) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable Ratings included in the applicable table in Section 2.11(a) with respect to such Substitute Rating Agency, such Ratings will be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such Rating in such table and (3) the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the Rating from such Substitute Rating Agency in the applicable table in Section 2.11(a) (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased Rating by the other ratings agency.

(iii)     If either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) ceases to provide a Rating of the Notes of a series and the Company has not replaced such rating agency with a Substitute Rating Agency in accordance with Section 2.11(b)(ii) above, the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus twice any applicable percentage resulting from a decreased Rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the Rating by the agency continuing to provide the Rating shall be twice the percentage set forth in the applicable table in Section 2.11(a). No adjustments in the interest rates of the Notes shall be made solely as a result of either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) ceasing to provide a Rating of the Notes of a series. If both Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor) cease to provide a Rating, and no Substitute Rating Agency has provided a Rating, the interest rates on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the applicable interest rate set forth in Section 2.03(a) (in addition to any additional interest payable to holders of the Notes if the Company fails to complete the Exchange Offer pursuant to Section 2.10 hereof).

(iv)     Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a Rating change occurs that requires an adjustment in the interest rates. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its Rating of the Notes of a series more than once during any particular interest period, the last change by such agency during such interest period will control for purposes of any interest rate increase or decrease with respect to the Notes of such series described above relating to such rating agency’s action.

(v)      If the interest rate on the Notes of any series is increased or subsequently decreased as described above, the term “interest,” as used with respect to the Notes of such series, will be deemed to include any applicable additional interest pursuant to Section 2.10 unless the context otherwise requires.

(vi)     For purposes of this Section 2.11 the term “interest period” shall mean the period from and including an Interest Payment Date (or if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes of such series) to but excluding the next succeeding Interest Payment Date.

(c)            The Company shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2.11, in the interest rate on the Notes of any series, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Company.

Section 2.12     Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except to the extent provided for in this Indenture.

Section 2.13     Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon delivery of an Authentication Order, the Trustee shall authenticate and deliver a new Note of the same series, maturity date, interest rate and Original Issue Date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof and in the case of mutilation or defacement shall surrender the Note to the Trustee.

Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, including reasonable attorneys’ fees and expenses) connected therewith. In case any Note which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of mutilated or defaced Notes), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes of such series duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.14     Cancellation of Notes; Destruction Thereof. All Notes surrendered for exchange for Notes of the same series or for payment, redemption, or registration of transfer, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes held by it in accordance with the Trustee’s customary cancellation procedures and, upon request, will deliver a certificate of disposition to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.15     Temporary Notes. Pending the preparation of definitive Notes for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Notes for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes of such series but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by or on behalf of the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes of such series and thereupon temporary Notes of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Notes of such series an equal aggregate principal amount of definitive Notes of the same series having authorized denominations. Until so exchanged, the temporary Notes of any series shall be entitled to the same benefits under this Indenture as definitive Notes of such series, unless the benefits of the temporary Notes are limited pursuant to this Indenture.

Section 2.16     CUSIP and ISIN Numbers. The Company in issuing the Notes of any series may use “CUSIP” and “ISIN” numbers, and, if it does so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes of such series, and that reliance may be placed only on the other identification numbers printed on the Notes of such series, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number or ISIN number.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01     Optional Redemption.

(a)            Prior to the applicable Par Call Date and other than in connection with a Special Mandatory Redemption, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)       (x) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (1) 35 basis points in the case of the 2026 Notes, (2) 40 basis points in the case of the 2028 Notes, (3) 45 basis points in the case of the 2030 Notes, and (4) 45 basis points in the case of the 2033 Notes, less (y) interest accrued on such Notes to the date of redemption, and

(ii)     100% of the principal amount of the relevant series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

(b)            On or after the applicable Par Call Date, the Company may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable Redemption Date.

Section 3.02     Special Mandatory Redemption.

(a)            In the event that (i) the Merger has not been consummated on or prior to the Outside Date, (ii) on or prior to the Outside Date, the Merger Agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the Merger has not been consummated, or (iii) on or prior to the Outside Date, the Company notifies the Trustee in writing that in its reasonable judgment the Merger will not be consummated on or prior to the Outside Date, the Company shall redeem all of the Notes no earlier than three business days and no later than 30 business days following the date of the notice of Special Mandatory Redemption (the “Special Mandatory Redemption Date”) at a price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate outstanding principal amount of such Notes, plus accrued and unpaid interest thereon, if any, from the last date on which interest was paid or, if interest has not been paid, from the Original Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Date.

(b)            The Company shall cause the notice of Special Mandatory Redemption to be mailed or otherwise delivered in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, to each Holder of Notes at its registered address within five Business Days after the occurrence of the event triggering the Special Mandatory Redemption. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such notes shall terminate.

(c)            Upon the consummation of the Merger, the provisions of this Section 3.02 will cease to apply.

Section 3.03     Purchase of Notes Upon a Change of Control Triggering Event.

(a)            Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem a series of Notes as described in Section 3.01 hereof, the Company shall be required to offer to purchase from each Holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes, as applicable, pursuant to the offer described in 3.03(b) below (such offer, the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of the Holders of such series of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)            Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail (or otherwise deliver in accordance with the applicable procedures of the Depositary), a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depositary, as applicable, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of the Depositary, as applicable, prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c)            On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)       accept for payment all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(ii)      deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

(iii)     deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.

(d)            The Paying Agent shall promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e)            The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third-party purchases all Notes of a series properly tendered and not withdrawn under its offer.

(f)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of a series, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.

The Trustee shall have no duty or responsibility to monitor or determine whether a Change of Control Triggering Event occurs.

(g)            A Change of Control Offer may be made with respect to the Notes in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement for the Change of Control is in place at the time of making of the Change of Control Offer.

Section 3.04     Notice of Redemption; Partial Redemptions. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any Paying Agent shall have any obligation to calculate any redemption price or any component thereof in respect of the Notes and the Trustee and each Paying Agent shall be entitled to receive and conclusively rely upon an Officer’s Certificate delivered by the Company that specifies any redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least ten days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Any notice may, in the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the date of redemption (including as it may be postponed).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.05     Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue, and, except as provided in Sections 7.05 and 12.04, such Notes shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the Redemption Date; provided that payment of interest becoming due on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate of interest borne by such Note until the principal of such Note shall have been paid or duly provided for.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.06     No Redemption at the Option of Holders; No Sinking Fund. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not be entitled to any sinking fund or analogous requirement. The Company may acquire Notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE IV

COVENANTS OF THE COMPANY

Section 4.01     Payment of Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes of such series (together with any additional amounts payable pursuant to the terms of such Notes) at the place or places, at the respective times and in the manner provided in such Notes and in this Indenture. The interest on Notes (together with any additional amounts payable pursuant to the terms of such Notes) shall be payable only to or upon the written order of the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Note Register of the Company.

Section 4.02     Offices for Payments. So long as any Notes remain Outstanding, the Company will maintain (i) in the Borough of Manhattan, the City of New York, an agency where the Notes of each series may be presented for payment, an agency where the Notes of each series may be presented for exchange, and an agency where the Notes of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Notes of such series pursuant to this Indenture.

The Company will maintain in the Borough of Manhattan, the City of New York, an agency where notices and demands to or upon the Company in respect of the Notes of any series or this Indenture may be served.

The Company will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, the City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

The Company may from time to time designate one or more additional agencies where the Notes of a series may be presented for payment, where the Notes of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and where the Notes of that series may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 4.03     Appointments to fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Notes hereunder.

Section 4.04     Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 4.04, that:

(a)            it shall hold all sums received by it as such Agent for the payment of the principal of or interest on the Notes of such series in trust for the benefit of the Holders of the Notes of such series or of the Trustee;

(b)            it shall give the Trustee written notice of any failure by the Company to make any payment of the principal of or interest on the Notes of such series when the same shall be due and payable; and

(c)            at any time during the continuance of any such failure, upon the written request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall, prior to each due date of the principal of or interest on the Notes of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Notes of such series, it shall, on or before each due date of the principal of or interest on the Notes of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Notes of such series a sum sufficient to pay such principal or interest so becoming due. The Company shall promptly notify the Trustee in writing of any failure to take such action.

Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of the Notes, or for any other reason, pay, or cause to be paid, to the Trustee all sums held in trust by the Company or any Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.03 and 12.04 hereof.

Section 4.05     Written Statement to Trustee. So long as any Notes are Outstanding hereunder, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement covering the previous fiscal year, signed by its principal executive officer, principal financial officer or principal accounting officer (which statement need not comply with Section 13.05), stating that in the course of the performance of their duties as an officer of the Company, they would normally have knowledge of any default by the Company, in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signer has knowledge and the nature thereof.

Section 4.06     Limitation on Liens.

(a)            The Company shall not itself, and shall not permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured by any mortgage or other security interest (a “Mortgage”) on any Principal Property of the Company or any Subsidiary, or any shares of stock or Debt of any Subsidiary which owns a Principal Property, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section 4.06(a) shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 4.06(a), Debt secured by:

(i)       Mortgages of the Company or its Subsidiaries existing at the time of the Indenture;

(ii)      Mortgages on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Subsidiary;

(iii)     Mortgages on Company’s property or on property or shares of stock of a Subsidiary (A) existing at the time of acquisition thereof (including acquisitions through merger or consolidation), (B) to secure the payment of all or any part of the purchase price or construction, development or improvement cost thereof or (C) to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any such construction, development or improvement and commencement of full operation of such property for the purpose of financing all or any portion of the purchase price or construction, development or improvement cost thereof;

(iv)    Mortgages in favor of the Company or any Subsidiary;

(v)     Mortgages in favor of the United States of America, any state of the United States of America, or any subdivision, agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or law;

(vi)    Mortgages arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or any Subsidiary;

(vii)   mechanics’, carriers’, warehouses’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith;

(viii)  Mortgages for taxes, assessments or governmental charges or liens not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;

(ix)     Mortgages arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in that case of judgment liens, the execution has been stayed;

(x)      landlords’ liens in fixtures located on premises leased by the Company or a Subsidiary in the ordinary course of business;

(xi)     Mortgages by reason of deposits to qualify the Company or a Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;

(xii)    Mortgages to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xiii)   easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the Company’s business;

(xiv)   leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions);

(xv)    Mortgages arising by operation of law in favor of purchasers in connection with the sale of an asset; or

(xvi)   any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (xv), inclusive; provided that the principal amount of the Debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that such mortgage is limited to the property or shares of stock which, immediately prior to the extension, renewal or refunding, secured the Debt and additions to the property.

(b)            Notwithstanding the limitations on liens described in Section 4.06(a), the Company or any Subsidiary may incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property of the Company or its Subsidiaries or any shares of stock or Debt of any Subsidiary which owns a Principal Property, in addition to that permitted above and without any obligation to secure the Notes; provided that at the time of such incurrence, issuance, assumption or guarantee of such Debt, and after giving effect thereto, Exempted Debt, in the aggregate, does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.07     Limitation on Sale and Leasebacks.

(a)            The Company shall not itself, and it shall not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any Principal Property of the Company or any Subsidiary which has been or is to be sold or transferred, more than 365 days after the later of (1) the acquisition thereof, (2) the completion of construction thereof or (3) the commencement of full operation thereof, by the Company or any such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:

(i)       the Company or such Subsidiary could create Debt secured by a Mortgage pursuant to Section 4.06 hereof on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(ii)      the Company, within 365 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the greater of (x) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (y) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairperson, president, any vice president, treasurer and controller of the Company) to the retirement of Funded Debt of the Company or any Subsidiary; provided that the amount to be applied to the retirement of Funded Debt of the Company or any Subsidiary shall be reduced by (x) the principal amount of any Notes delivered within 365 days after such sale to the Trustee for retirement and cancellation, and (y) the principal amount of Funded Debt, other than Notes, voluntarily retired by the Company within 365 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

(b)            Notwithstanding the provisions of Section 4.07(a) above, the Company or any Subsidiary may enter into a Sale and Leaseback Transaction in addition to that permitted by Section 4.07(a) above and without any obligation to retire any Notes or other indebtedness referred to in Section 4.07(a) above; provided that at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto, Exempted Debt, in the aggregate, does not exceed 15% of Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.08     Future Guarantors.

(a)            On the date of this Indenture, each of the Company’s Subsidiaries that is a guarantor or obligor under the Senior Credit Facilities will fully and unconditionally guarantee the Notes on a senior unsecured basis. Following the date of this Indenture, the Company will cause each Subsidiary of the Company that is a borrower or guarantor under the Senior Credit Facilities to, within 60 days of the incurrence of such obligation, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Subsidiary of the Company will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture; provided that such Guarantee may be subject to limitations or other terms that are substantially similar to those applicable to the guarantee giving rise to the obligation to provide a Guarantee of the Notes.

(b)            Notwithstanding Section 4.08(a), any Guarantee by a Subsidiary that was incurred pursuant to this Section 4.08 will be released in the circumstances described in Section 11.03 hereof.

Section 4.09     Termination of Covenants.

(a)            If on any date:

(i)       the Company achieves a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s,

(ii)      no Default has occurred and is continuing, and

(iii)     the Company delivers an Officer’s Certificate to the Trustee pursuant to Section 4.09(c) below (the occurrence of the events described in the foregoing clauses (i), (ii) and (iii) being collectively referred to as a “Termination Event”), then, beginning on such date and continuing at all times thereafter, the Company and its Subsidiaries shall not be subject to Section 4.08 of this Indenture with respect to any Person that is required to become a Guarantor after the date of the applicable Termination Event (the “Terminated Covenant”).

(b)            Following a Termination Event, at the Company’s written request, a Guarantor shall be released from all obligations under its Guarantee pursuant to Section 11.03 hereof.

(c)            The Company shall promptly give the Trustee an Officer’s Certificate certifying to the matters specified in Section 4.09(a)(i) and Section 4.09(a)(ii) as of the date of such certificate. In the absence of the receipt of such Officer’s Certificate, the Trustee shall assume and be fully protected in so assuming the Terminated Covenant applies and is in full force and effect. For the avoidance of doubt, the Trustee shall have no obligation to discover or verify the existence or termination of any Termination Event and may rely conclusively on any such Officer’s Certificate. The Trustee shall have no duty to monitor the ratings of the Company, shall not be deemed to have any knowledge of the ratings of the Company and shall have no duty to notify Holders if the Company achieves the ratings described in Section 4.09(a).

ARTICLE V

NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY,
GUARANTORS AND THE TRUSTEE

Section 5.01     Company to Furnish Trustee Information as to Names and Addresses of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each series pursuant to Section 312 of the Trust Indenture Act:

(a)            semiannually and not more than 15 days after each record date for the payment of interest on such Notes, as hereinabove specified, as of such record date, and

(b)            at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished; provided that, if and so long as the Trustee shall be the Registrar for such series, such list shall not be required to be furnished.

Section 5.02     Reports by the Company and Guarantors. The Company and the Guarantors covenant to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentations, and other reports which the Company or the Guarantors may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 5.03     Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before July 15th in each year following the date hereof, so long as any Notes are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee but no more than 60 nor less than 45 days prior thereto. The Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.

Section 5.04     Preservation of Information; Communication with Noteholders.

(a)            The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders of Notes received by the Trustee in its capacity as Registrar (if acting in such capacity).

(b)            The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)            Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or under the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01     Event of Default Defined; Acceleration of Maturity; Waiver of Default.

An “Event of Default” occurs with respect to the Notes of any series if:

(a)            the Company defaults in the payment of any interest on any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)            the Company defaults in the payment when due of the principal of, or premium, if any, on, any Note of such series;

(c)            the Company defaults in the performance of or breaches any covenant or warranty of the Company in the Indenture or any Board Resolution, supplemental indenture or Officer’s Certificate with respect to such series and the related Guarantees (other than a covenant or warranty that has been included in the Indenture or Board Resolution, supplemental indenture or Officer’s Certificate solely for the benefit of a series of Notes other than that series), which default or breach continues uncured for a period of 90 days after (i) the Company receives written notice from the Trustee or (ii) the Company and the Trustee receive written notice from the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of all series affected thereby;

(d)            a Guarantee by a Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor that is a Subsidiary denies or disaffirms its obligations under its Guarantee (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture);

(e)            the Company or any Guarantor:

(i)      commences a voluntary case under applicable bankruptcy, insolvency or other similar law;

(ii)     consents to the entry of an order for relief against it in an involuntary bankruptcy case;

(iii)    applies for or consents to the appointment of any custodian, receiver, trustee, sequestrator, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property and assets;

(iv)    makes a general assignment for the benefit of its creditors; or

(v)     generally is unable to pay its debts as they become due;

(f)            an involuntary case or other proceeding is commenced against the Company or any Guarantor with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

(g)           the Company or a Subsidiary defaults on any Debt in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its stated maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding.

If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.01(e) or (f)) then in every such case the Trustee (only if a Responsible Officer of the Trustee has received written notice or has actual knowledge of such Event of Default) or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of that series may declare the principal amount of and accrued and unpaid interest, if any, on all of the Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any series has been made, the Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing Events of Default with respect to that series (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agents and counsel have been paid and (iii) if the Company has paid or deposited with the Trustee a sum sufficient to pay (a) any overdue interest on the Notes of such series, (b) the principal amount of such series of Notes (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the Notes of such series.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.02     Other Remedies.

If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing, the Trustee may in its discretion pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.03     Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes of any series as provided in Section 6.02, the Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default with respect to such series and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes of such series (including in connection with an offer to purchase) or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.04     Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right or remedy vested in the Trustee by this Indenture or by law.

Section 6.05     Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may in writing direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to Section 7.02(h). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability or financial risk. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06     Limitations on Suits. A Holder of any series of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

(a)            the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(c)            such Holder of a Note or Holders of Notes provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, damage, cost or expense (including attorneys’ fees and expenses);

(d)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity; and

(e)            during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of any series of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07     Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08     Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment (by a judicial proceeding or otherwise) in its own name as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09     Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes of such series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes of such series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of such series, to pay to the Trustee all amounts due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of such series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.10     Priorities. If the Trustee collects any money or other property with respect to a series of Notes pursuant to this Article VI, it shall pay out the money or other property, or after an Event of Default, any money or other property is distributable in respect of the Company’s obligations under this Indenture, the money or property shall be paid, in either case, in the following order:

First: to the Trustee (including any predecessor trustee, and including in all of its other capacities), its agents and attorneys for all amounts due under Section 7.06 hereof applicable to the Notes of such series, including payment of all compensation, expenses (including reasonable, documented legal fees and expenses), costs and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes of such series for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11     Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders or group of Holders of more than 10% in principal amount of the then outstanding Notes of any series.

Section 6.12     Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13     Waiver of Stay, Extension of Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including additional interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as if no such law had been enacted.

Section 6.14     Trustee to Give Notice of Default. The Trustee shall, within 90 days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a default with respect to the Notes of any series, give notice of all defaults with respect to that series known to the Trustee to all Holders of Notes of such series in the manner and to the extent provided in Section 5.03, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Notes of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such series.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01     Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Notes of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes of a series has occurred (which has not been cured or waived) and is actually known by a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02     Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act and subject to Section 7.01:

(a)            whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(b)            in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(c)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(d)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(e)            the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;

(g)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(h)            any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by Company order or an Officer’s Certificate of the Company or such Guarantor as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolutions of the Company may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company and any Board Resolutions of any other obligor may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of such other obligor;

(i)            the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(j)            the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, damages, loss, expenses and liabilities which might be incurred therein or thereby;

(k)            the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(l)            the Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder;

(m)            in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such affiliate is acting as a subagent of the Trustee or for any third Person or dealing as principal for its own account;

(n)            prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company, or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

(o)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, receivers or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, receiver or attorney appointed with due care by it hereunder;

(p)            the permissive rights of the Trustee enumerated herein shall not be construed as duties or obligations;

(q)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(r)            the Trustee shall have no duty (1) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance or (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund;

(s)            in no event shall the Trustee (including in any of its other capacities hereunder) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, lockouts, riots, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, recognized public emergencies, quarantine restrictions, governmental regulations, fire, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access (provided that the Trustee did not exercise gross negligence, willful misconduct or bad faith in permitting such any such hacking, cyber-attack or other use or infiltration of the Trustee’s technological infrastructure), communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or other wire or communication facility;

(t)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(u)            in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(v)            the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee by the Company or by any Holder of the Notes describing in reasonable detail such Default or Event of Default.

Section 7.03     Trustee Not Responsible for Recitals; Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

Section 7.04     Trustee and Agents May Hold Notes; Collections, Etc. The Trustee or any agent of the Company, any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company or such Guarantor and receive, collect, hold and retain collections from the Company or such Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 7.05     Moneys Held by Trustee. Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or any Guarantor or the Trustee shall be under any liability for interest on any moneys received by it hereunder. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

Section 7.06     Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing and, except as otherwise expressly provided herein, the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as directly results from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith, and its agents, and each predecessor trustee for, and to hold it harmless against, any loss, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the fees, costs, and expenses (including reasonable attorneys’ fees and expenses) of defending itself against or investigating any claim of liability in the premises, and the cost of pursuing enforcement of this indemnification. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(e) or Section 6.01(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

The provisions of this Section 7.06 shall survive the termination of this Indenture, the payment in full of the Notes, and the resignation or removal of the Trustee.

Section 7.07     Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel, delivered to the Trustee, and such Officer’s Certificate and/or Opinion of Counsel, in the absence of negligence, willful misconduct, and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08     Disqualification, Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09     Persons Eligible for Appointment as Trustee. The Trustee for each series of Notes hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000 and shall be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 7.10     Resignation and Removal; Appointment of Successor Trustee.

(a)            The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice of such resignation to the Holders of then Outstanding Notes of each series affected at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee (and any and all related fees, costs, and expenses (including attorneys’ fees and expenses) shall be paid or otherwise reimbursed to the Trustee by Company), or any Holder who has been a bona fide Holder of a Note or Notes of the applicable series for at least six months may, subject to the provisions of Section 6.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any of the following shall occur:

(i)       the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes of such series for at least six months; or

(ii)      the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder; or

(iii)     the Trustee shall become incapable of acting with respect to any series of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company may remove the Trustee with respect to the applicable series of Notes and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note or Notes of such series for at least six months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The Holders of a majority in aggregate principal amount of the Notes of each series at the time Outstanding may at any time remove the Trustee with respect to Notes of such series and appoint a successor trustee with respect to the Notes of such series, with the consent of the Company, by delivering to the Trustee so removed, to the successor trustee so appointed, to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Holders.

(d)            Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11     Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon receipt of payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

If a successor trustee is appointed with respect to the Notes of one or more (but not all) series, the Company, any Guarantor, the predecessor trustee and each successor trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Notes of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Notes shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 310(a) of the Trust Indenture Act.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof to the Holders of Notes of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 7.12     Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business or assets of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder; provided that such organization or entity succeeding to all or substantially all of the corporate trust business or assets of the Trustee shall be qualified under the provisions of this Article VII and Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes of any series shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes of such series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13     Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE VIII

CONCERNING THE NOTEHOLDERS

Section 8.01     Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Article.

Section 8.02     Proof of Execution of Instruments and of Holding of Notes. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 8.01 is made by the Company.

Section 8.03         Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company, or the Trustee may deem and treat the Person in whose name any Note shall be registered upon the Note Register for such series as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on, such Note and for all other purposes; and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon their order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable.

Section 8.04         Notes Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes of any or all series have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

Section 8.05         Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes affected by such action.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes of one or more series without the consent of any Holder of a Note:

(a)            to cure any omission, mistake, defect, inconsistency or ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to conform the provisions of this Indenture to the description of the Notes contained in the offering document pursuant to which the Notes of one or more series were sold, as evidenced by an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the offering document;

(b)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)            to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article X hereof;

(d)            to make any change that would provide any additional rights or benefits to the Holders of all or any series of Notes or that does not adversely affect the rights hereunder of any Holder in any material respect;

(e)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f)            to provide for the issuance of and establish the form and terms and conditions of Additional Notes as permitted by this Indenture;

(g)            to add guarantees with respect to the Notes of any series, including any Guarantees, or to provide security for the Notes of any series;

(h)            to release a Guarantor from its Guarantee when permitted by the terms of this Indenture; or

(i)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by a Responsible Officer of the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, privileges, protections or immunities under this Indenture or otherwise.

Section 9.02         With Consent of Holders of Notes. The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes of each such series. Except as otherwise provided herein, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series, by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series) may waive compliance by the Company with any provision of this Indenture or the Notes with respect to such series.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, privileges, protections or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

After a supplemental indenture or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(a)            reduce the principal amount, any premium or change the Stated Maturity Date of any Note or alter or reduce the amount payable upon the redemption or repurchase of the Notes;

(b)            reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest or additional interest, on any Note;

(c)            waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

(d)            make the principal of or premium, if any or interest on any Note payable in currency other than that stated in the Notes;

(e)            change any place of payment where the Notes of any series or interest thereon is payable;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, interest, if any, on the Notes and to institute suit for the enforcement of any such payments;

(g)            make any change in the foregoing amendment and waiver provisions; or

(h)            reduce the percentage in principal amount of any Notes, the consent of the Holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend this Indenture or to waive any past Defaults.

Section 9.03         Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes of one or more series will be set forth in a supplemental indenture hereto that complies with the Trust Indenture Act as then in effect.

Section 9.04         Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if a Responsible Officer of the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05         Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note of any series thereafter authenticated. The Company in exchange for Notes of that series may issue and the Trustee shall authenticate upon request new Notes of that series that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.

Section 9.06         Trustee to Sign Amendments, etc. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture are authorized or permitted by this Indenture, and an Opinion of Counsel stating that it will be the legal, valid and binding upon the Company and, in the case of any guarantor, such guarantor, in accordance with its terms, subject to customary exceptions. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that affects its own rights, duties, privileges, indemnities, immunities or protections under this Indenture or otherwise.

ARTICLE X

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.01       Merger, Consolidation, or Sale of Assets. The Company shall not, directly or indirectly:

(a)            merge or consolidate with or into another Person or Persons; or

(b)            sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(i)            either:

(A)	the transaction is a merger or consolidation and the Company is the surviving Person; or

(B)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, conveyance, transfer, lease or other disposition has been made is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(ii)            immediately after giving effect to such transaction and treating the Company’s obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)            the Company or the surviving entity shall have delivered to the Trustee (a) an Officer’s Certificate stating that the conditions in (i) and (ii) above have been complied with and any other conditions precedent in this Indenture relating to such transaction have been complied with and (b) an Opinion of Counsel stating that the conditions in (i) above have been complied with and any other conditions precedent in this Indenture relating to such transaction have been complied with.

Section 10.02       Successor Corporation Substituted. Upon any merger or consolidation, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 10.01 hereof, the successor Person into which the Company is merged or formed by such consolidation or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such merger, consolidation, sale, conveyance, transfer, lease or other disposition, the provisions of this Indenture referring to the “Company” shall be deemed to refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and (except in the case of a lease) when the successor Person expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to and in accordance with Section 10.01(b)(i)(B) hereof, the predecessor Company shall be relieved from all such obligations.

ARTICLE XI

GUARANTEES

Section 11.01       Guarantees. Subject to this Article XI, each Guarantor hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that:

(a)            the principal of, and premium, if any, interest, if any, on, the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at the Stated Maturity Date, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of, and premium, if any, (to the extent permitted by law) interest, if any, on, the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

(b)            in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity Date, by acceleration, upon repurchase or redemption or otherwise (the obligations described in Section 11.01(a) and Section 11.01(b), collectively, the “Guaranteed Obligations”).

Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder and under the Notes in the same manner and to the same extent as the Obligations of the Company hereunder and under the Notes. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture or upon the release of such Guarantee pursuant to Section 11.03 hereof. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby, except as provided under Section 11.04 hereof. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 11.04 hereof after the Notes and the Obligations hereunder shall have been paid in full to the Holders under the Guarantees.

Section 11.02       Execution and Delivery of Additional Guarantee or Supplemental Indenture; Notation of Guarantee. To effect any additional Guarantee set forth in Section 11.01 hereof, any future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit D hereto, which supplemental indenture shall be entered into in accordance with Section 4.08 hereof and shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor of a Note hereby agrees that this Indenture (or a supplemental indenture substantially in the form of Exhibit D attached hereto, which supplemental indenture shall be entered into in accordance with Section 4.08 hereof) shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

For so long as a Guarantee of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing in the name and on behalf of such Guarantor any supplemental indenture to this Indenture, or consent to any such supplemental indenture, which the Company and the Trustee are authorized to enter into pursuant to Sections 9.01 or 9.02 hereof.

Section 11.03       Releases. The Guarantee of a Guarantor shall be automatically and unconditionally released and discharged:

(a)            upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor;

(b)            upon the sale or disposition of all or substantially all the assets of a Guarantor;

(c)            at such time as such Guarantor no longer is a borrower or guarantor under the Senior Credit Facilities;

(d)            upon the defeasance of the Notes, as provided under Section 12.03 hereof, or the discharge of the Company’s obligations under this Indenture in accordance with the terms hereof as provided in Section 12.01 hereof;

(e)            as described in Article IX;

(f)            at the Company’s request following a Termination Event; or

(g)            upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default has occurred and is continuing.

In the case of clauses (a) or (b) in this Section 11.03, in each case other than to the Company or a Subsidiary of the Company and as permitted by this Indenture, and in the case of clause (c), in the event that any released Guarantor thereafter would be required to provide a Guarantee under Section 4.08 hereof, such former Guarantor will again provide a Guarantee.

Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that any of the conditions set forth in clauses (a) through (f) of the immediately preceding paragraph has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Guarantee and this Indenture. Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of, and premium, if any, and interest, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article XI.

Section 11.04       Limitation of Guarantor Liability; Contribution. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 11.05       Trustee to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS

Section 12.01       Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to a series of Notes issued hereunder, when:

(a)            either:

(i)            all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)            all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor, as applicable, is a party or by which the Company, or any Guarantor, as applicable, is bound;

(c)            the Company or any Guarantor of such Notes has paid or caused to be paid all sums payable by it under this Indenture; and

(d)            the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 12.08 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. After the conditions to discharge contained in this Article XII have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon Company request shall acknowledge in writing the discharge of the obligations of the Company (except for those surviving obligations specified in this Section 12.01 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith).

Section 12.02       Application of Trust Money. Subject to the provisions of Section 12.08 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 12.03       Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 12.04 or 12.05 hereof be applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article XII.

Section 12.04       Legal Defeasance and Discharge. Upon the Company’s exercise under Section 12.03 hereof of the option applicable to this Section 12.04, the Company will, subject to the satisfaction of the conditions set forth in Section 12.06 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.07 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 12.06 hereof;

(b)            the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof;

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)            this Article XII.

Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.04 notwithstanding the prior exercise of its option under Section 12.05 hereof.

Section 12.05       Covenant Defeasance. Upon the Company’s exercise under Section 12.03 hereof of the option applicable to this Section 12.05, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.06 hereof, be released from their obligations under the covenants contained in Sections 4.06, 4.07 and 4.08 and any other covenants specified in the applicable Board Resolutions, supplemental indenture or Officer’s Certificate as being subject to covenant defeasance pursuant to this Section 12.05, each case, with respect to the outstanding Notes of the applicable series on and after the date the conditions set forth in Section 12.06 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 12.03 hereof of the option applicable to this Section 12.05 hereof, subject to the satisfaction of the conditions set forth in Section 12.06 hereof, the failure to comply with any such covenant shall not constitute an Event of Default pursuant to Section 6.01(c).

Section 12.06       Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.04 or 12.05 hereof:

(a)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)            in the case of an election under Section 12.04 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(i)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)          since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 12.05 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g)            the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.07       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.08 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.07, the “Trustee”) pursuant to Section 12.06 hereof in respect of the outstanding Notes of any series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.06 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of the applicable series.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 12.06 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.06(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.08       Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any series of Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 12.09       Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.04 or 12.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantors’ obligations under this Indenture and the applicable Notes and the guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.04 or 12.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.04 or 12.05 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01       No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, member, officer or director, past, present or future as such, of the Company, of any Guarantor or of any predecessor or successor Person, either directly or through the Company, any Guarantor or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, members, officers or directors as such, of the Company, of any Guarantor or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, member, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

Section 13.02       Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the Holders of the Notes any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 13.03       Successors and Assigns of Company and Guarantors Bound by Indenture. All the covenants, stipulations, promises and agreements contained in this Indenture by or on behalf of the Company or any Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 13.04       Notices and Demands on Company, Guarantors, Trustee and Holders of Notes. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company or any Guarantor may be given or served by being deposited postage prepaid, first−class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) c/o Regal Rexnord Corporation, 200 State Street, Beloit, Wisconsin 53511 (email: thomas.valentyn@regalbeloit.com); Attention: Thomas E. Valentyn, Vice President, General Counsel and Secretary. Any notice, direction, request or demand by the Company, any Guarantor or any Holder of Notes to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at U.S. Bank Trust Company, National Association, Corporate Trust Services, 190 S. LaSalle Street, 10th Floor, Chicago, IL 60603, Attn: Linda Garcia.

Where this Indenture provides for notice to Holders of Notes, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first−class postage prepaid, to each Holder entitled thereto, at their last address as it appears in the Note Register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company or any Guarantor when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice of any event to Holders of Notes when said notice is required to be given pursuant to any provision of this Indenture or of the Notes, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Neither the failure to give notice, nor any defect in any notice so given, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes given as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.05       Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or a Guarantor, as applicable, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or a Guarantor, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or a Guarantor, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or a Guarantor, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or a Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 13.06       Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Notes of any series or the Redemption Date or repayment of any such Note, or the last day on which a Holder has the right to convert any Note, shall not be a Business Day, then payment of interest or principal, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date, and no interest shall accrue for the period after such date.

Section 13.07       Conflict of Any Provision of Indenture With Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act, such incorporated provision shall control.

Section 13.08       New York Law to Govern. This Indenture and each Note shall be deemed to be a contract under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Section 13.09       Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR, THE HOLDERS OF SECURITIES, THE NOTE REGISTRAR, THE PAYING AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10       Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Article II or elsewhere in this Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Company and any Guarantor each assume all risks arising out of the use of electronic signatures and electronic methods to send any communications to the Trustee, including without limitation the risk of the Trustee acting in good faith on an unauthorized notice and the risk of interception or misuse by third parties.

Section 13.11       Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.12       Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee, member or officer of the Company or any Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee, member or officer of any corporation or other entity that shall at the time be the lawful successor of the Company or such Guarantor.

Section 13.13       Severability. In case any one or more of the provisions contained in this Indenture or in the Notes of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.14       Assignment. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned subsidiary of the Company with the written consent of the parties hereto, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations, subject to Section 10.01 of this Indenture. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

REGAL REXNORD CORPORATION,
as Company

By:	/s/ Robert Rehard
Name: Robert Rehard
Title: Vice President and Chief Financial Officer

REGAL BELOIT AMERICA, INC.,
as Guarantor

By:	/s/ Robert Rehard
Name: Robert Rehard
Title: Vice President and Chief Financial Officer

REXNORD INDUSTRIES, LLC,
as Guarantor

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

LAND NEWCO, INC.,
as Guarantor

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

EXHIBIT A

FORM OF INITIAL NOTE

[Private Placement Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) SUCH HOLDER IS NOT ACQUIRING OR HOLDING THIS SECURITY FOR OR ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF, (1) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (1) AND (2) ABOVE, PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.]

[Global Note Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGAL REXNORD CORPORATION

[●]% Senior Notes Due [●]

No. [●]	CUSIP No.: [144A CUSIP: [●]] [Reg S CUSIP: [●]]
ISIN No.: [144A ISIN: [●]] [Reg S ISIN: [●]]
$[●]

REGAL REXNORD CORPORATION, a Wisconsin corporation (the “Company,” which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $                 (the “Principal”) on [●].

Interest Payment Dates: [●] and [●] (each, an “Interest Payment Date”), commencing on [●], 20[●].

Regular Record Dates: [●] and [●] (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

REGAL REXNORD CORPORATION

By:
Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [●]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Name:
Title:

(REVERSE OF NOTE)

REGAL REXNORD CORPORATION

[●]% Senior Notes Due [●]

1.            Interest.

REGAL REXNORD CORPORATION, a Wisconsin corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [●]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [●]. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

Pursuant to and in accordance with the terms of the Registration Rights Agreement, upon the occurrence of a Registration Default, Holders of Notes will be entitled to the payment of additional interest on the Notes at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum of 0.50% per annum).

As provided in Section 2.11 of the Indenture, the interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to the Notes (a “Rating”) or, if either Moody’s or S&P ceases to rate the Notes or fails to make a Rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, downgrades (or subsequently upgrades), or discontinues, a Rating of the Notes.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.            Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.            Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4.            Indenture.

The Company issued the Notes under an Indenture, dated as of January 24, 2023 (as amended, supplemented, waived or otherwise modified in accordance with its terms, the “Indenture”), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

The Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.            Optional Redemption.

The Notes are redeemable, prior to the applicable Par Call Date and other than in connection with a Special Mandatory Redemption, in whole or in part, at the option of the Company, at any time and from time to time, at the Redemption Price described in the Indenture. On or after the applicable Par Call Date, the Company may redeem the Notes of a series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable Redemption Date (as defined in the Indenture).

6.            Special Mandatory Redemption.

In the event that (a) the Merger has not been consummated on or prior to April 26, 2024 (the “Outside Date”), (b) on or prior to the Outside Date, the Merger Agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the Merger has not been consummated, or (c) on or prior to the Outside Date, the Company notifies the Trustee in writing that in its reasonable judgment the Merger will not be consummated on or prior to the Outside Date, the Company will redeem the Notes on the Special Mandatory Redemption Date, at the Special Mandatory Redemption Price, plus accrued and unpaid interest on the Notes from the last date on which interest has been paid, or, if interest has not been paid from the Original Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the Regular Record Date. Upon the consummation of the Merger, the foregoing provision regarding Special Mandatory Redemption will cease to apply.

7.            Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

8.            Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9.            Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.            Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.            Legal Defeasance and Covenant Defeasance.

The Company and the Guarantors may be discharged from their obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

12.            Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any omission, mistake, defect, inconsistency or ambiguity, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of the Notes in any material respect (as determined in good faith by the Company).

13.            Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or any Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class), except as otherwise provided in the Indenture, may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or any Guarantor occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.            Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15.            No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16.            Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.            Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.            Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CHECK ONE BOX BELOW

(1)        ☐        This Note is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(2)        ☐        This Note is being transferred inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements.

(3)        ☐        This Note is being transferred outside the United States to a Non-U.S. Person in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.09 of the Indenture shall have been satisfied.

Dated:

Signed:

(Signed exactly as name appears on the other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-11

EXHIBIT B

FORM OF EXCHANGE NOTE

[Global Note Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

REGAL REXNORD CORPORATION

[●]% Senior Notes Due [●]

CUSIP No.: [●]
No.	ISIN No.: [●]
$

REGAL REXNORD CORPORATION, a Wisconsin corporation (the “Company,” which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $                (the “Principal”) on [●].

Interest Payment Dates: [●] and [●] (each, an “Interest Payment Date”), commencing on [●], 20[●].

Regular Record Dates: [●] and [●] (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

REGAL REXNORD CORPORATION

By:

Name:
Title:

B-2

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [●]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:

Name:
Title:

B-3

(REVERSE OF NOTE)

REGAL REXNORD CORPORATION

[●]% Senior Notes Due [●]

1.             Interest.

REGAL REXNORD CORPORATION, a Wisconsin corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [●]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [●]. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

As provided in Section 2.11 of the Indenture, the interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to the Notes (a “Rating”) or, if either Moody’s or S&P ceases to rate the Notes or fails to make a Rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, downgrades (or subsequently upgrades), or discontinues, a Rating of the Notes.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

B-4

3.             Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4.             Indenture.

The Company issued the Notes under an Indenture, dated as of January 24, 2023 (as amended, supplemented, waived or otherwise modified in accordance with its terms, the “Indenture”), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

The Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.             Optional Redemption.

The Notes are redeemable, prior to the applicable Par Call Date and other than in connection with a Special Mandatory Redemption, in whole or in part, at the option of the Company, at any time and from time to time, at the Redemption Price described in the Indenture. On or after the applicable Par Call Date, the Company may redeem the Notes of a series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable Redemption Date (as defined in the Indenture).

6.             Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

B-5

7.             Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

8.             Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

9.             Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

10.           Legal Defeasance and Covenant Defeasance.

The Company and the Guarantors may be discharged from their obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

11.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any omission, mistake, defect, inconsistency or ambiguity, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of the Notes in any material respect (as determined in good faith by the Company).

B-6

12.           Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or any Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class), except as otherwise provided in the Indenture, may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or any Guarantor occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

13.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

14.           No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16.           Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

B-7

17.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18.           Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

B-8

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint       agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

B-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

B-10

EXHIBIT C

Form of Regulation S Certificate

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
[address]
Attention:1

Re:           REGAL REXNORD CORPORATION (the “Company”)

[ ]% Senior Notes due [    ], 20[  ] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

1 Insert successor address or Trustee, as applicable.

C-1

7. We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate: _________________, 20__

C-2

Exhibit D

Form of Supplemental Indenture in Respect of Guarantees

SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Guarantor[s]”), Regal Rexnord Corporation (the “Company”), and each other then-existing Guarantors under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors, and the Trustee have heretofore become parties to an Indenture, dated as of January 24, 2023 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes;

WHEREAS, Section [_________] of the Indenture provides that the Company is required to cause the Guarantor[s] to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor[s] shall guarantee the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable in accordance with the terms of such Note and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, [each][the] Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Company, and the obligations hereunder of which such Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor[s], the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.             Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee. [The][Each] Guarantor hereby agrees, jointly and severally with [all] [any] other Guarantors and fully and unconditionally, to guarantee the due and punctual payment of the principal of and any premium and interest on the Notes, when and as the same shall become due and payable in accordance with the terms of such Note and this Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

D-1

3.             Termination, Release and Discharge. [The][Each] Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the][each] Guarantor shall be released and discharged from all obligations in respect of such Guarantee, as and when provided in Section 11.03 of the Indenture.

4.             Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the][each] Guarantor’s Guarantee or any provision contained herein or in Article XI of the Indenture.

5.             Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.             Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

8.             Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

9.             Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR(S)],
as Guarantor

By:
Name:
Title:

[NAME OF COMPANY],

By:
Name:
Title:

[NAME OF TRUSTEE],

as Trustee

By:
Name:
Title: